UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350
Wayne, Pennsylvania , 19087
(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 15, 2022, Radian Group Inc. (the “Company”) entered into a Guaranty Agreement (the “Parent Guaranty”) in favor of Goldman Sachs Bank USA (“Goldman”) to guaranty the obligations of its subsidiary Radian Mortgage Capital LLC ( “RMC”) and RMC’s wholly-owned subsidiary Radian Liberty Funding LLC (“Liberty”) in connection with a $300 million mortgage loan repurchase facility that RMC and Liberty entered into with Goldman pursuant to that certain Master Repurchase Agreement (the “MRA”), dated July 15, 2022, among Liberty, Goldman and RMC (the “Mortgage Financing Facility”). In addition to serving as a party to the MRA, RMC also entered into a Guaranty and Security Agreement, dated as of July 15, 2022 to guarantee the obligations of Liberty under the MRA (the “RMC Guaranty”). The Mortgage Financing Facility is used to finance RMC’s acquisition of residential mortgage loan assets from correspondent lenders, subject to market conditions. The Mortgage Financing Facility is uncommitted, and Goldman is under no obligation to fund the purchase of any residential mortgage loan assets under this facility.

Since entering into the MRA, RMC, Liberty and Goldman have entered into three previously disclosed amendments to the MRA. Pursuant to these amendments, the size of the Mortgage Financing Facility was voluntarily reduced from $300 million to $100 million, and the termination date of the MRA was extended, most recently to September 14, 2024.

On May 31, 2024, RMC, Liberty and Goldman entered into Amendment No. 4 to the MRA (the “Goldman MRA Amendment No. 4”) primarily to further extend the MRA termination date from September 14, 2024 to May 31, 2025 and to increase the size of the Mortgage Financing Facility from $100 million to $200 million. In connection with the Goldman MRA Amendment No. 4, RMC executed a Reaffirmation (the “Reaffirmation”) of its obligations under the RMC Guaranty. In all other material respects, the terms of the Mortgage Financing Facility, including the Parent Guaranty and the RMC Guaranty, remain unchanged.

The foregoing summary is qualified in its entirety by reference to the full text of the Goldman MRA Amendment No. 4, which is filed as Exhibit 10.1, and the Reaffirmation, which is filed as Exhibit 10.2, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 4 to Master Repurchase Agreement, dated as of May 31, 2024, by and among Goldman Sachs Bank USA, Radian Liberty Funding LLC and Radian Mortgage Capital LLC

10.2	Reaffirmation, dated as of May 31, 2024, executed by Radian Mortgage Capital LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)
Date: June 4, 2024
	By:	/s/ Liane Browne
Liane Browne
Senior Vice President